Exhibit 10.1

STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (this “Agreement”) dated December __, 2012, is made by and among Oleg Firer, an individual (the “Firer”) and Kurt Neubauer, an individual (the “Neubauer”).

WHEREAS, Firer, Neubauer and certain third parties have previously entered into that certain Capital Stock Exchange Agreement dated November 29, 2012 (the “Exchange Agreement”), relating to the acquisition by Champion Entertainment, Inc., a Texas corporation of a controlling interest in the common stock of Acies Corporation, a Nevada corporation (“Acies”);

WHEREAS, a required term and condition of the Exchange Agreement, was the transfer by Firer, to Neubauer (the “Transfer”), of 1,000 shares of Series A Preferred Stock of Acies, held by Firer, providing the holder thereof, super majority voting rights (the “Series A Stock”);

WHEREAS, no physical certificate was ever issued by Acies or its Transfer Agent to evidence the Series A Stock, and instead the Series A Stock is currently held by Firer only in book entry, non-certificated form; and

WHEREAS, the parties desire to enter into this Agreement to provide for the Transfer of the Series A Stock, in connection with the Exchange Agreement, and pursuant to the terms and conditions of this Agreement

NOW, THEREFORE, in consideration of the mutual agreements contained herein, $10 and for other good and valuable consideration, the receipt and sufficiency of which Firer hereby acknowledges, Firer and Neubauer do hereby agree as follows:

1.	Series A Stock.

1.1.
Firer owns the Series A Stock beneficially and of record, free and clear of any lien, pledge, security interest or other encumbrance, and, upon Transfer of the Series A Stock as provided in this Agreement, Neubauer will acquire good and valid title to the Series A Stock, free and clear of any lien, pledge, security interest or other encumbrance.  The Series A Stock is not the subject of any voting trust or option agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof except for this Agreement.  Firer has full right and authority to Transfer such Series A Stock pursuant to the terms of this Agreement.

1.2.
Immediately upon the parties’ execution of this Agreement, Firer shall be deemed to have automatically transferred ownership, right, title and interest of the Series A Stock to Neubauer, subject to the Exchange Agreement and subject to the Termination Rights below.

Stock Transfer Agreement

1.3.
Acies and/or Acies’ Transfer Agent shall be authorized to take whatever action necessary, if any, following the parties’ entry into this Agreement, to reflect the Transfer of the Series A Stock, which shall not require the approval and/or consent of Firer (which approval and consent shall conclusively be established by Firer’s execution of this Agreement and the Exchange Agreement), and Firer hereby agrees to release Acies and Acies’ Transfer Agent from any and all liability whatsoever in connection with the Transfer of the Series A Stock.

1.4.
Notwithstanding the above, Firer covenants that he will, whenever and as reasonably requested by Acies and the Transfer Agent, at his sole cost and expense, do, execute, acknowledge and deliver any and all such other and further reasonable acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as Acies or the Transfer Agent may reasonably require in order to complete, insure and perfect the Transfer, if such may be reasonably required by Acies and/or Acies’ Transfer Agent.

2.	Termination Rights.

2.1.
As set forth in greater detail in the Exchange Agreement, in the event of the termination of the Exchange Agreement, pursuant to its terms (a “Termination”), Neubauer shall take prompt action to transfer the Series A Stock back to Firer (the “Termination Rights”).

2.2.
Acies and/or Acies’ Transfer Agent shall be authorized to take whatever action necessary, if any, following a Termination, to reflect the transfer of the Series A Stock to Firer, which shall not require the approval and/or consent of Neubauer (which approval and consent shall conclusively be established by Neubauer’s execution of this Agreement and the Exchange Agreement), and Neubauer hereby agrees to release Acies and Acies’ Transfer Agent from any and all liability whatsoever in connection with the transfer of the Series A Stock to Firer upon a Termination.

2.3.
Notwithstanding the above, Neubauer covenants that he will, whenever and as reasonably requested by Acies and the Transfer Agent, at his sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as Acies or the Transfer Agent may reasonably require in order to complete, insure and perfect the transfer to Firer of the Series A Stock upon a Termination, if such may be reasonably required by Acies and/or Acies’ Transfer Agent.

Stock Transfer Agreement

2.4.
Until the closing of all of the transactions contemplated by the Exchange Agreement, Neubauer shall not sell, agree to sell, provide any option in connection therewith, transfer, hypothecate, pledge or otherwise encumber the Series A Preferred Stock.

3.	Representations and Warranties of Neubauer. Neubauer represents the following to Firer and Acies:

3.1.
The Series A Stock will be acquired for investment for Neubauer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Neubauer has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.2.
Neubauer understands the Series A Stock is characterized as “restricted securities” under the Securities Act of 1933, as amended (the “1933 Act”) inasmuch as it is being acquired in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  In this connection, Neubauer represents that he is familiar with Rule 144 promulgated under the 1933 Act, and understands the resale limitations imposed thereby and by the 1933 Act.

3.3.	Neubauer understands that the certificate representing the Series A Stock, will have placed upon it the following, or similar legend, as well as a legend relating to the Termination Rights:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE TRANSFEROR FIRST SATISFIES THE ISSUER THAT THE PROPOSED TRANSFER, IN THE MANNER PROPOSED, DOES NOT VIOLATE THE REGISTRATION REQUIREMENTS OF SAID ACT.

3.4.
Neubauer acknowledges that the Series A Stock has not been registered under the 1933 Act and that such securities may not be resold unless subsequently registered or an exemption from such registration is available.  In addition, Neubauer acknowledges that (a) Neubauer has been granted the opportunity to ask questions of, and receive answers from, representatives of Acies concerning Acies and the terms and conditions of the acquisition of the Series A Stock and to obtain any additional information Neubauer deems necessary; (b) Neubauer’s knowledge and experience in financial business matters is such that Neubauer is capable of evaluating the merits and risks of the investment in the Series A Stock; and (c) Neubauer has carefully reviewed the terms and provisions of this Agreement and the Exchange Agreement and has evaluated the restrictions and obligations contained herein.

Stock Transfer Agreement

3.5.	Neubauer acknowledges that he is an “accredited investor” as such term is defined in Rule 501 under the 1933 Act.

4.
Further Assurances.   Firer and Neubauer agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer of the Series A Stock, both from Firer to Neubauer upon execution of this Agreement, or, in connection with the Termination Rights, from Neubauer to Firer.

5.	Miscellaneous.

5.1.	This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns.

5.2.
Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party, provided that Acies shall be able to rely on this Agreement and the representations herein for any and all purposes.

5.3.
No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

5.4.
Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

5.5.
This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

Stock Transfer Agreement

5.6.
The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

5.7.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

5.8.
Each of the parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Texas court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Texas court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Texas court.

5.9.
This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

FIRER:	NEUBAUER:

/s/ Oleg Firer	/s/ Kurt Neubauer
Oleg Firer	Kurt Neubauer

December 5, 2012	December 5, 2012
Date:	Date:

Stock Transfer Agreement